Exhibit 32
Certificate pursuant to 18 U.S.C. Section 1350, as adopted pursuant to
Section 906 of the Sarbanes-Oxley Act of 2002
     In connection with the Quarterly Report of Integrity Bancshares, Inc. (the “Company”) on Form 10-QSB for the period ending September 30, 2005, as filed with the Securities and Exchange Commission on the date hereof (the “Report”), I, Steven M. Skow, Chief Executive Officer of the Company, and I, Jeff L. Sanders, Senior VP & C.F.O. of the Company, certify, pursuant to 18 U.S.C. § 1350, as adopted pursuant to § 906 of the Sarbanes-Oxley Act of 2002, that:
1.	The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2.	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

/s/ Steven M. Skow
Steven M. Skow, President and C.E.O.
(Principal Executive Officer)

/s/ Jeff L. Sanders
Jeff L. Sanders, Senior VP & C.F.O.
(Principal Financial and Accounting Officer)

November 7, 2005